UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code)

541-633-4568
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2016, the Company entered into a Stock Purchase Agreement with Anthony R Smith to purchase 80% of the ownership of Smith Scientific Industries, Inc. d/b/a Kenevir Research, for 300,000 shares of Series "C" preferred stock, $236,000 promissory note, with a down payment of $100,000. $25,000 was paid in cash at closing with the remaining balance to be paid within six months.

1)	The Company's wholly owned subsidiary EVIO Inc. has executed an executive employment agreement with Anthony R. Smith PhD. to become the Chief Science Officer overseeing all of EVIO Labs facilities.

2)	Anthony R. Smith PhD has been appointed to the Board of Directors of Signal Bay, Inc.

3)	William Waldrop and Lori Glauser have been appointed to the Board of Directors and Managers of Smith Scientific Industries, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: June 3, 2016	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO